NEUBERGER BERMAN EQUITY FUNDS
                                   TRUST CLASS
                       DISTRIBUTION AND SERVICES AGREEMENT

                                   SCHEDULE A

         The Series currently subject to this Agreement are as follows:

         Neuberger Berman Century Fund
         Neuberger Berman Focus Fund
         Neuberger Berman Guardian Fund
         Neuberger Berman Millennium Fund
         Neuberger Berman Partners Fund
         Neuberger Berman Regency Fund
         Neuberger Berman Socially Responsive Fund
         Neuberger Berman Technology Fund

         DATED:  December 16, 2000